EXHIBIT 10.47
AMENDMENT NO. 1
TO
AMENDED AND RESTATED
CHANGE IN CONTROL AGREEMENT
     THIS AMENDMENT NO. 1 (“Amendment No. 1”) to the Amended and Restated Change in Control Agreement referred to herein below, dated as of December 4, 2006, by and between eFunds Corporation, a Delaware corporation (the “Corporation”) and Paul F. Walsh (the “Executive”), recites and provides as follows:
RECITALS
     WHEREAS, Executive entered into an Amended and Restated Change in Control Agreement with the Corporation on November 3, 2004 (such agreement referred to herein as the “Change in Control Agreement”); and
     WHEREAS, pursuant to this Amendment No. 1 the parties wish to amend the Change in Control Agreement as provided below;
     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Recipient agree as follows:
AGREEMENT
     1. Amendment. (a) The definition of “Business Combination Period” in Section I of the Change in Control Agreement is hereby amended to (i) delete the words “third anniversary” appearing therein and to substitute the words “fifth anniversary” therefor and (ii) delete the words “three years” appearing therein and to substitute the words “five years” therefor.
          (b) Section II of the Change in Control Agreement is hereby amended to delete the words “third anniversary” appearing therein and to substitute the words “fifth anniversary” therefor.
     2. Definitions. Capitalized terms used and not defined in this Amendment No. 1 shall have the meanings ascribed to such terms in the Change in Control Agreement.
     3. Continuing Effect of Change in Control Agreement. Except as expressly provided herein to the contrary, the Change in Control Agreement shall remain unaffected and shall continue in full force and effect after the date hereof.
     4. References to Change in Control Agreement. From and after the execution and delivery of this Amendment No. 1, all references to the Change in Control Agreement in the

Change in Control Agreement or any other document executed or delivered in connection therewith shall be deemed a reference to the Change in Control Agreement as amended hereby, unless the context expressly requires otherwise.
     5. Counterparts. This Amendment No. 1 may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including counterparts delivered by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any such counterpart delivered by telecopy shall be effective as an original for all purposes.
     6. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

EFUNDS CORPORATION
By:	/s/ Laura DeCespedes
Name:	Laura DeCespedes
Title:	EVP, Human Resources

PAUL F. WALSH
By:	/s/ Paul F. Walsh
Name:
Title: